Exhibit 10.53

SAMSONITE CORPORATION

STOCK OPTION AGREEMENT

This Agreement, dated as of November 12, 1999, is between SAMSONITE CORPORATION, a Delaware corporation (the "Company"), and______________ (the "Employee").

The stock options granted pursuant to this Agreement are awarded under the Company's FY 1995 Stock Option and Incentive Award Plan ("1995 Plan") and are subject to the 1995 Plan.

1. Grant. The Company confirms that the Employee has been granted, effective November 12, 1999 (the "Date of Grant"), the right to purchase (the "Options") from the Company an aggregate of _________ shares of the Company's common stock, par value $.01 per share ("Common Stock"). The Options constitute Nonqualified Stock Options.

2. Exercise Price. The initial exercise price per share (the "Exercise Price") for the Options is $6.00.

3. Non-transferability. The Options may not be assigned, transferred or disposed of, or pledged or hypothecated in any way, and may not be subject to execution, attachment or other process, other than by will or by the laws of descent and distribution. During the Employee's lifetime, the Options may be exercised only by the Employee.

4. Term and Vesting. (a) Generally. The Options will remain outstanding (subject to vesting and exercisability) during a period of ten years from the Date of Grant (the "Option Term"). So long as the Employee is continually employed by the Company from the Date of Grant through the ninth anniversary of the Date of Grant, notwithstanding paragraphs (b) and (c) of this Section 4, all Options not already vested shall vest on the ninth anniversary of the Date of Grant. Except as provided in this Section and Section 5, Options that have vested will remain exercisable in whole or in part until the expiration of the Option Term. The Employee has no rights as a stockholder of the Company with respect to any shares of Common Stock underlying the Options until the shares have been issued to the Employee upon the exercise of the Options.

(b) Performance Targets. The Options will vest in equal annual installments of 25% on each April 30th (each a "Vesting Date") immediately following each of the Company's fiscal years ended January 31, 2000, 2001, 2002 and 2003 (each a "Reference Year"), provided that the Employee has remained continually employed by the Company from the Date of Grant through such Vesting Date, and the Adjusted EBITDA (as defined below) of the Company for the most recent Reference Year ended prior to such Vesting Date is at least equal to the greater of (1) 90% of the Plan EBITDA (as defined below) for such Reference Year and (2) 105% of the Company's Adjusted EBITDA for the fiscal year ended immediately preceding such Reference Year (the greater of such amounts with respect to any Reference Year, hereinafter referred to as the "Target"). Options that do not vest (a "Missed Installment") on any Vesting Date (a "Missed Installment Date"), because the Company fails to attain the Target for the immediately preceding Reference Year may be clawed back and will vest on the Vesting Date (the "Clawback Date") next succeeding such Missed Installment Date, if the Employee remains continually employed by the Company from the Date of Grant through such Clawback Date, and the Company attains the Target for the most recent Reference Year ended prior to such Clawback Date; provided that a Missed Installment may be clawed back for one year only and shall not be carried forward from year to year, and, further, provided that a Missed Installment shall not vest on any Clawback Date as a result of the provisions of Section 4(c) but shall only vest subsequent to a Change of Control (as defined below) if the Company actually attains the Target for the most recent Reference Year ended prior to the Clawback Date. Notwithstanding the foregoing, the Employee will be deemed to have been continually employed by the Company from the Date of Grant through the Vesting Date or Clawback Date, as applicable, if (x) the Employee has been so employed through the end of the most recent Reference Year ended prior to such Vesting Date or Clawback Date and (y) after the end of such Reference Year and prior to such Vesting Date or Clawback Date, the Employee's employment with the Company is terminated for a reason described in paragraphs (b) or (c) of Section 5 or the Company terminates the Employee's employment with the Company for any reason other than for Cause (as defined below). For purposes of this Section 4(b), (x) "Adjusted EBITDA" for any Reference Year shall mean the Company's earnings from continuing operations, before interest expense, depreciation and amortization, and taxes for such Reference Year ("EBITDA"), as adjusted (A) to exclude the effects for such Reference Year of the following items, but only to the extent that such effects are not excluded in the calculation of Plan EBITDA for such Reference Year: (i) restructuring provisions and related charges that are approved by the Board of Directors of the Company (the "Board"), (ii) the amortization of expenses associated with the recapitalization transactions that closed in June 1998, and (iii) the costs and expenses associated with various stockholder class action lawsuits and a purported derivative action filed between March 13, 1998 and March 9, 1999, and (B) to include the effects for such Reference Year of the following items: (i) equity in earnings and losses of unconsolidated affiliates, but only to the extent that the effects of such items are included in the calculation of Plan EBITDA for such Reference Year, (ii) realized gains and losses from hedging activities for Reference Year ending January 31, 2000, and (iii) net rental income, and (y) "Plan EBITDA" shall mean (i) with respect to the Reference Year ending January 31, 2000, $90,800,000 and (ii) with respect to the Reference Years ending January 31, 2001, 2002 and 2003, the amount set forth as adjusted EBITDA of the Company in the Company's five-year business plan for the five years ending January 31, 2005, which plan is currently being prepared by the Company's management, in the form that such plan shall be approved by the Board (the "Plan"). For purposes of the preceding sentence, EBITDA shall be determined in accordance with U.S. generally accepted accounting principles, consistently applied, except that for the Reference Years ending January 31, 2001, 2002 and 2003, EBITDA for the Company's non-U.S. subsidiaries shall be determined based on the foreign currency exchange rates set forth in the Plan. If the Company enters into an acquisition, disposition or other material transaction (including a transaction resulting in a Change of Control) which is likely to have a significant effect on Adjusted EBITDA, the Board or Compensation Committee shall have the right, acting in good faith, to make equitable adjustments to the Target for Reference Years ending after such transaction to reflect the effects of such transactions to the extent that such effects are not reflected in the Plan for such Reference Years.

(c) Change of Control. Notwithstanding paragraph (b) of this Section 4, if a Change of Control occurs, the Company shall be deemed to have attained the Target for each Reference Year ending after the occurrence of such Change of Control. For purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following events: (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (or "group" within the meaning of Rule 13d-1 under the Exchange Act) other than a Permitted Holder (as defined below), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company; (2) the stockholders of the Company approve an agreement for the sale or disposition by the Company, including a disposition by means of a merger, consolidation or similar transaction, of all or substantially all of the Company's assets, other than to a Permitted Holder; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board was approved by a vote of a majority of the Company's directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office. A transaction or series of transactions which give rise to more than one of the events described in clauses (1), (2) and (3) of the immediately preceding sentence shall be deemed to constitute only one Change in Control which shall be deemed to occur upon the occurrence of the first such event to occur. As used herein "Permitted Holder" means and includes (x) Apollo Investment Fund, L.P. ("Apollo"), Artemis America Partnership ("Artemis"), any of their respective affiliates (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933), and, so long as Apollo, Artemis or an affiliate of Apollo or Artemis controls the right to vote the securities in question, any partner, shareholder or trustee of any of them and (y) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

5. Termination. (a) Cause. If the Employee is terminated from employment with the Company for Cause, then all the Options (whether vested or unvested) will automatically terminate and be canceled without any action on the part of the Company on the date that employment is terminated. For purposes of this Agreement, "Cause" means (1) the Employee's engaging in willful misconduct that is injurious to the Company, (2) the Employee's embezzlement or misappropriation of funds or property of the Company or the Employee's conviction of a felony or the entrance of a plea of guilty by the Employee to a felony or (3) the failure or refusal by the Employee to devote the Employee's full business time and attention to the performance of the Employee's duties and responsibilities in connection with the Employee's employment or any other breach by the Employee of the terms of the Employee's employment in any material respect. No act, or failure to act, on the Employee's part will be considered willful unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company.

(b) Disability. If the Employee is terminated from employment with the Company by reason of Disability (as defined below), then, subject to paragraph (g) of this Section 4, all unvested Options will automatically terminate and be canceled without any action on the part of the Company on the effective date of termination. All Options that have vested prior to that date will remain exercisable until the earlier to occur of (1) the first anniversary of that date or, with respect to Options that vest pursuant to the provisions of paragraph (g) of this Section 5, the first anniversary of the vesting of such Options, or (2) the expiration of the Option Term. For purposes of this Agreement, "Disability" means that the Board determines in good faith, based on medical evidence acceptable to it, that the Employee has become physically or mentally disabled or incapacitated for 90 days during any period of 180 consecutive days to the extent that the Employee is unable to perform the Employee's duties.

(c) Death. If the Employee dies while employed by the Company, subject to paragraph (g) of this Section 4, all unvested Options will automatically terminate and be canceled without any action on the part of the Company on the date of death. Following the Employee's death, the Employee's executors, administrators, legatees or distributees may exercise the Options that have vested prior to the date of death until the earlier to occur of (1) the first anniversary of that date or, with respect to Options that vest pursuant to the terms of the provisions of paragraph (g) of this Section 5, the first anniversary of the vesting of such Options, or (2) the expiration of the Option Term.

(d) Accelerated Vesting. All unvested Options (other than Missed Installments) will automatically vest upon the occurrence of any of the following events: (1) if the Employee is not then employed pursuant to an effective employment agreement (an "Employment Agreement") with the Company, termination by the Company of the Employee's employment within one year after a Change of Control for any reason other than Cause, Disability or death of the Employee or for the failure of the Employee to perform his duties at the level reasonably expected for the Employee's position consistent with the standards applied to the Employee prior to the Change of Control, (2) if the Employee is then employed pursuant to an Employment Agreement with the Company, termination by the Company of the Employee's employment for any reason other than Cause, Disability or death of the Employee or for a material breach by the Employee of the Employment Agreement, or (3) if the Employee is then employed pursuant to an Employment Agreement with the Company which contains a provision relating to termination by the Employee for "Good Reason", termination by the Employee for Good Reason in accordance with the terms of the Employment Agreement. Anything contained in the Employment Agreement to the contrary notwithstanding, for purposes of this Agreement, the definition of "Good Reason" shall not include changes in the performance goals of any incentive bonus payable to the Employee, provided that such changes are made by the Compensation Committee in connection with its regular annual determination of such performance goals, and in the reasonable judgement of the Compensation Committee, the new performance goals are reasonably achievable or (y) the Company ceases to be a public company as a result of the Change of Control. All Options that have vested prior to the occurrence of an event described in this Section 5(d) and all Options that vest as a result of the occurrence of such event will remain exercisable until the earlier of (i) the first anniversary of any such event or (ii) the expiration of the Option Term.

(e) Other Terminations. If the Employee's employment with the Company is terminated other than for a reason described in paragraph (a), (b), (c) or (d) of the Section, then subject to paragraph (g) of this Section 4, all unvested Options will automatically terminate and be canceled without any action on the part of the Company on the date of termination. All Options that have vested prior to that date will remain exercisable until the earlier to occur of (1) the 90th day following such date or, with respect to Options that vest pursuant to the terms of the provisions of paragraphs (g) of this Section 5, the 90th day following the vesting of such Options, or (2) the expiration of the Option Term.

(f) Extension After Certain Terminations. If the Employee's employment with the Company is terminated other than for a reason described in paragraph (a), (b), (c) or (d) of this Section and the Employee dies or becomes Disabled within 90 days after termination (said Disability being deemed to have occurred on the first day of the 90 days referenced in Section 5(b) above), then the Employee's executors, administrators, legatees or distributees may exercise the Options, to the extent vested and exercisable as of the date of termination, until the earlier to occur of (1) the first anniversary of the date of death or Disability or (2) the expiration of the Option Term.

(g) If the Employee is terminated for a reason described in paragraphs (b) or (c) of this Section 5 or the Company terminates the Employee's employment with the Company for any reason other than for Cause, in each case after the end of a Reference Year but prior to the next subsequent Vesting Date, notwithstanding anything herein to the contrary contained in paragraphs (b), (c) or (e) of this Section 4, any Options that would otherwise vest on such Vesting Date under the provisions of Section 4 as a result of the Company attaining the Target on such Vesting Date shall not terminate and shall vest on such Vesting Date.

6. Adjustments. The exercise price and the number of shares purchasable upon exercise of the Options may be adjusted by the Compensation Committee in accordance with Section 5 of the 1995 Plan upon the occurrence of certain corporate actions causing dilution of ownership of the Company of then current stockholders.

7. Method of Exercise of Options. (a) The Options will be exercisable by notice (an "Exercise Notice") and payment to the Company in accordance with the procedure prescribed herein; provided, that the aggregate Exercise Price with respect to any one such exercise will not be less than $10,000, unless the exercise represents an exercise of all Options that are vested and exercisable as of the date of the exercise. If the Employee fails to accept delivery of and pay for all or any part of the number of shares specified in the Exercise Notice upon tender or delivery thereof, the Employee's right to exercise the Options with respect to the undelivered shares may be terminated in the sole discretion of the Company's Compensation Committee.

(b) Each Exercise Notice will (1) state the number of shares in respect of which Options are being exercised, (2) be accompanied by payment as provided in paragraph (c) below and (3) be signed by the person or persons entitled to exercise the Options. If Options are being exercised by any person or persons other than the Employee, the Exercise Notice will be accompanied by proof, satisfactory to the Company and its counsel, of the right of the person or persons to exercise the Options.

(c) Payment of the Exercise Price will be made by delivering to the Company any one or a combination of (1) a certified or bank cashier's check payable to the Company or its order or a wire transfer directly to an account specified by the Company, (2) one or more certificates evidencing shares of Common Stock owned by the Employee immediately prior to the exercise, together with a duly executed stock power, having an aggregate Fair Market Value (defined below) on the date on which the Exercise Notice is given equal to the aggregate Exercise Price or (3) a copy of irrevocable instructions to a registered broker/dealer to deliver promptly to the Company an amount of proceeds from the sale of shares of Common Stock to be issued pursuant to the Options being exercised or of a loan made with respect to shares of Common Stock to be issued pursuant to the Options being exercised sufficient, in either case, to pay the Exercise Price.

(d) The certificate or certificates representing shares of Common Stock to be issued upon exercise of the Options will be registered in the name of the person or persons exercising the Options, or, if the Options are exercised by the Employee and the Employee so requests in the applicable Exercise Notice, in the name of the Employee and the Employee's spouse, jointly, with right of survivorship. The certificate or certificates will be delivered within 10 days after receipt of payment and compliance by the Employee; provided, that in the case of clause (3) of the first sentence of Section 7(c), the Company will not be required to make delivery of the certificate or certificates until payment is actually received from the broker/dealer.

(e) The Company will have no obligation to issue or deliver fractional shares of Common Stock upon exercise of the Options but may, in its sole discretion, elect to do so. In lieu of issuing any fractional share, the Company will pay to the person exercising the Options, promptly following exercise, an amount in cash equal to the Fair Market Value of the fraction of a share as of the date of exercise. Fair Market Value as of any date means (1) the closing sales price per share of Common Stock on the national securities exchange on which the stock is principally traded, on the next preceding date on which there was a sale of the stock on the exchange, (2) if the shares of Common Stock are not listed or admitted to trading on any exchange, the closing price as reported by the Nasdaq Stock Market for the last preceding date on which there was a sale of the stock on that market, (3) if the shares of Common Stock are not then listed on a national securities exchange or on the Nasdaq Stock Market, the average of the highest reported bid and lowest reported asked prices for the shares of Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations ("NASDAQ") system for the last preceding date on which the bid and asked prices were reported or (4) if the shares of Common Stock are not then listed on any securities exchange or prices therefor are not then quoted in the NASDAQ system, the value determined in good faith by the Company's Compensation Committee.

8. Non-Competition and Confidentiality. (a) During employment with the Company and for one year after termination thereof, the Employee will not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without prior written consent of the Company, engage in any activity with, or provide services to, any person or entity engaged in, or about to engage in, any business activity that is competitive with the business then engaged in by the Company, in any geographic area in which the Company's business is then conducted or has been conducted by the Company during the twelve months preceding the termination of the Employee's employment with the Company; provided that, if the scope of employment of the Employee during the twelve months preceding the termination of the Employee's employment with the Company related solely to business conducted by the Company in a specific geographic area or areas, then following such termination the scope of this non-compete provision shall be limited to the same geographic area or areas. The Employee may make or hold any investment in securities of a competitive business traded on a national securities exchange or traded in the over the counter market, provided the investment does not exceed 1% of the issued and outstanding stock of the competitive business.

(b) Unless otherwise required by law or judicial process, the Employee shall retain in the strictest confidence all confidential matters of the Company, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company, learned by the Employee heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after the Employee's employment with the Company, except in the course of performing the Employee's duties as an employee of the Company or with the Company's express written consent; provided, that the Employee shall provide notice to the Company in advance of any disclosure required by law or judicial process in a timely manner to permit the Company to oppose such compelled disclosure.

(c) The Employee agrees that, if any provision of paragraphs (a) or (b) of this Section is breached, monetary damages would be difficult, if not impossible, to calculate and that injunctive relief is the only appropriate remedy. If a breach of any provision of paragraphs (a) or (b) of this Section is alleged to have occurred, the Employee, by execution of this Agreement, agrees to the entry of a temporary restraining order against the Employee in regard to this Section until such time as a determination is made as to whether a breach has occurred. Employee further agrees that, if a court of competent jurisdiction determines or if a stipulation is entered into, that the Employee has breached any provision of paragraphs (a) or (b) of this Section, a permanent injunction will be issued prohibiting the Employee from any further breach. The Employee agrees that the Company may refuse to allow the exercise of any otherwise vested Options in the event of an alleged breach by the Employee of any provision of paragraphs (a) or (b) of this Section, that the Options (vested or unvested) will be terminated and canceled upon determination of a breach and that the Company is not liable for the gain or loss experienced by the Employee due to the increase or decrease of the fair market value of the Common Stock during any period in which the Company may have refused to accept exercise instructions pending final determination of the Employee's breach of this Agreement.

9. No Right To Continued Employment. Nothing in this Agreement confers upon the Employee the right to continue in the employ of the Company, entitles the Employee to any right or benefit not set forth in this Agreement or interferes with or limits in any way the right of the Company to terminate the Employee's employment.

10. Withholding Taxes. The Company may require the Employee (or such other person, if any, who has the right to exercise the Options) to pay to the Company in cash the amount of any federal, state, local and foreign income and other taxes that the Company may be required to withhold before delivering to the Employee (or the other person) a certificate or certificates representing shares of Common Stock. The Employee may elect to have Common Stock issuable upon the exercise of any Options, having a Fair Market Value on the day immediately preceding the date on which the certificates are delivered equal to the amount of the withholding obligation, be withheld by the Company in satisfaction of this obligation.

11. Approval of Counsel. Any exercise of Options and the issuance and delivery of shares of Common Stock is subject to approval by the Company's counsel of all legal matters, including compliance with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the requirements of any stock exchange upon which the Common Stock may then be listed and any applicable state securities or "blue sky" laws.

12. Certificates. The certificates evidencing the shares of Common Stock issued upon exercise of the Options will bear a legend (unless the Company requires otherwise) stating:

  THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

13. Registration. The Company has filed a registration statement on Form S-8 registering the issuance of the Common Stock underlying the Options, including a "resale prospectus" as contemplated by Form S-8 to permit the public resale by the Employee, and will use its reasonable best efforts to maintain the effectiveness of this registration statement for so long as an effective registration statement is required for the public sale by the Employee of the Common Stock underlying the Options.

14. Notices. All notices, demands and other communications with respect to this Agreement will be in writing and be deemed to have been duly given (1) when hand delivered, (2) when sent, if sent by overnight mail, overnight courier or facsimile transmission or (3) when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

Samsonite Corporation
11200 East Forty-Fifth Avenue
Denver, Colorado 80239-3018
Attention: Corporate Secretary

All notices to the Employee or other person or persons entitled to exercise the Options will be addressed to the Employee or the other person or persons at the then current address of the Employee contained in the employee payroll records of the Company. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

15. Benefits. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Employee and all rights granted to the Company under this Agreement will be binding upon the Employee and, to the extent provided in this Agreement, the Employee's heirs, legal representatives and successors. No other person has any rights under this Agreement.

16. Severability. If any one or more provisions of this Agreement is deemed to be illegal or unenforceable, the illegality or unenforceability will not affect the validity and enforceability of the remaining legal and enforceable provisions, which will be construed as if such illegal or unenforceable provision or provisions had not been inserted.

17. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties and supersedes all prior understandings and agreements between the parties respecting the subject matter of this Agreement. This Agreement may not be modified, waived or discharged unless agreed in writing signed by the parties.

18. Waiver. No waiver by either party of any breach by the other party of this Agreement will be deemed a waiver of similar or dissimilar breaches at the same, prior or subsequent time.

19. Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of New York, without regard to New York's conflicts of law principles.

20. Time Periods. Any action required to be taken under this Agreement within a certain number of days must be taken within that number of calendar days; provided, that if the last day for taking an action falls on a weekend or a holiday, the period during which the action may be taken will be automatically extended to the next business day.

21. Counterparts. This Agreement may be executed in counterparts. Each counterpart is deemed to be an original, but both together constitute one and the same instrument.

22. Compliance. The Employee will abide by laws concerning insider trading and the policies and decisions of the Company's Compensation Committee in all matters concerning the Options.

SAMSONITE CORPORATION

By:______________________________
Printed Name:______________________
Title: ____________________________

EMPLOYEE
________________________________
Printed Name:______________________